Exhibit 3.5

NATIONAL STORAGE AFFLIATES TRUST
ARTICLES SUPPLMENTARY
6.000% SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES OF
BENEFICIAL INTEREST
FEBRUARY 27, 2019
National Storage Affiliates Trust, a Maryland real estate investment trust (the “Trust”) hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:
FIRST: Pursuant to the authority expressly vested in the Board of Trustees of the Trust (the “Board of Trustees”) by Article VI of the declaration of trust of the Trust (the “Declaration of Trust”) and Section 8-203 of the Maryland REIT Law (the “MRL”), the Board of Trustees and a duly-authorized committee thereof previously classified 6,900,000 preferred shares of beneficial interest, $0.01 par value per share (“Preferred Shares”), as a separate class of Preferred Shares designated as the “6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest” (“Series A Preferred Shares”), with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as set forth in the Articles Supplementary of the Trust, accepted for record by the Department on October 10, 2017 (the “Original Articles Supplementary”).
SECOND: Pursuant to the authority expressly vested in the Board of Trustees by Article VI of the Declaration of Trust and Section 8-203 of the MRL, pursuant to Articles Supplementary accepted for record by the Department on March 13, 2018, the Board of Trustees classified an additional 5,600,000 Preferred Shares as Series A Preferred Shares, having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as set forth in the Original Articles Supplementary.
THIRD: Pursuant to the authority expressly vested in the Board of Trustees by Article VI of the Declaration of Trust and Section 8-203 of the MRL, the Board of Trustees classified an additional 10,869,566 Preferred Shares as Series A Preferred Shares, having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as set forth in the Original Articles Supplementary, with the result that the Trust shall now have authorized an aggregate of 23,369,566 Series A Preferred Shares.
FOURTH: These Articles Supplementary have been approved by the Board of Trustees in the manner and by the vote required by law.
FIFTH: This Additional Articles Supplementary shall be effective at the time the Department accepts these Articles Supplementary for record.
SIXTH: The undersigned acknowledges this Articles Supplementary to the trust act of the Trust and as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
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IN WITNESS WHEREOF, the Trust has caused this Articles Supplementary to be executed in its name and on its behalf by its Chief Executive Officer as of the date first written above.

ATTEST:		NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER	By:	/s/ ARLEN D. NORDHAGEN
Name:	Tamara D. Fischer	Name:	Arlen D. Nordhagen
Title:	President and Chief Financial Officer	Title:	Chief Executive Officer

NATIONAL STORAGE AFFILIATES TRUST

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST: The title of the document being corrected is Articles Supplementary (the “Articles”).

SECOND: The sole party to the Articles is National Storage Affiliates Trust, a Maryland real estate investment trust (the “Trust”).

THIRD:    The Articles were filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on February 27, 2019.

FOURTH: Article THIRD of the Articles as previously filed with the SDAT is set forth below:

THIRD: Pursuant to the authority expressly vested in the Board of Trustees by Article VI of the Declaration of Trust and Section 8-203 of the MRL, the Board of Trustees classified an additional 7,246,377 Preferred Shares as Series A Preferred Shares, having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as set forth in the Original Articles Supplementary, with the result that the Trust shall now have authorized an aggregate of 19,746,377 Series A Preferred Shares.

FIFTH:    Article THIRD of the Articles as corrected hereby is set forth below:

THIRD: Pursuant to the authority expressly vested in the Board of Trustees by Article VI of the Declaration of Trust and Section 8-203 of the MRL, the Board of Trustees classified an additional 10,869,566 Preferred Shares as Series A Preferred Shares, having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as set forth in the Original Articles Supplementary, with the result that the Trust shall now have authorized an aggregate of 23,369,566 Series A Preferred Shares.

SIXTH:    The undersigned acknowledges this Certificate of Correction to be the trust act of the Trust and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Trust has caused this Certificate of Correction to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its President and Chief Financial Officer on this 10th day of April, 2019.

ATTEST:		NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER	By:	/s/ ARLEN D. NORDHAGEN
Name:	Tamara D. Fischer	Name:	Arlen D. Nordhagen
Title:	President and Chief Financial Officer	Title:	Chief Executive Officer